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                                   PROMISSORY NOTE







$3,344,174.21                                                  October 1, 1996
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For Value Received, RUSSELL DATA SERVICES, INC., a Nevada corporation
("Russell"), hereby promises to pay to the order of National Medical
Financial Services Corporation, a Nevada corporation (the "Holder"), the principal sum of Three Million, Three Hundred Forty-four Thousand, One
Hundred Seventy-four and 21/00 Dollars ($3,344,174.21) plus interest accrued, thereon, as provided herein:

1. ADVANCES OF PRINCIPAL. The Holder shall make advances to principal to Russell as follows:

              October 1, 1996                             $3,344,174.21
                                                          -------------

2. INTEREST RATE. This Note shall bear interest from the date of this Note on the principal balance outstanding at a rate of ten percent (10%) per annum. Interest accrued on this Note shall be payable with the each payment of principal of this Note in accordance with payment schedule set forth in Section 4 of this agreement.

3. PAYMENTS. All payments under this Note shall be in lawful money of the United States of America. The principal amount of this Note may be prepaid at any time without penalty.

4. PAYMENTS OF PRINCIPAL. The agreed upon schedule for the repayment of principal is as follows:

         $1,000,000.00 Principal plus accrued interest, payable and due on January 15, 1997;

         $1,000,000.00 Principal plus accrued interest, payable and due on April 15, 1997;

         $1,000,000.00 Principal plus accrued interest, payable and due on July 15, 1997;

         $ 344,174.21 Principal plus accrued interest, payable and due on September 15, 1997.

5. NO WAIVER AMENDMENTS. Failure of the Holder to insist upon strict performance of the terms, conditions and provisions of this Note shall be deemed a waiver of future compliance therewith of a waiver of such terms, conditions or provisions. No waiver of any terms, conditions or provisions hereof shall be deemed to have been made unless expressed in writing and signed by the Holder. The terms of this Note shall not be amended, supplemented or modified in any manner without the prior written consent of the Holder.

6. GOVERNING LAW. This Note shall be governed by and construed in accordance with, the laws of the State of Nevada, regard to principles of conflict of law.


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IN WITNESS WHEREOF, this Note has been duly executed and delivered by the maker of this Note on the date first above written.

                                         RUSSELL DATA SERVICES, INC.


                                         By:  /s/ Douglas R. Colkitt, M.D.
                                              -------------------------------
                                              Name:  Douglas R. Colkitt, M.D.
                                              -------------------------------
                                              Title: President
                                              -------------------------------




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